EXHIBIT 10.53


                     CERTIFICATE OF REDELIVERY AND AGREEMENT


This Certificate of Redelivery and agreement is delivered on and as of the date set forth below by FIRST UNION NATIONAL BANK (as successor to MERIDIAN TRUST, hereinafter referred to as "Lessor"), not in its individual capacity, but solely as Owner Trustee on behalf of Owner Participant AIRLEASE LTD., to US AIRWAYS, INC. (as successor by merger to P.S.A., INC., hereinafter referred to as "Lessee"), pursuant to that certain Lease Agreement dated as of _______________(as amended, supplemented and assigned, hereinafter referred to as the "Lease Agreement"):

1. DETAILS OF ACCEPTANCE:

In accordance with and subject to the provisions of the Lease Agreement, Lessee has hereby redelivered to Lessor and Lessor has hereby accepted from Lessee the following described aircraft at__________hours this _________ day of ______________2001 at__________________________________________________________:

a.     Aircraft Model:                    McDonnell Douglas model DC9-81
b.     U.S. Registration:                 806USAirframe
c.     Manufacturer's Serial Number.      Serial Number: 48038
d.     Engine Number 1:                   Serial Number. 708117
e.     Engine Number 2:                   Serial Number: 708136

2. CONFIRMATION OF UNDERTAKINGS:

The terms used in this Certificate shall have the meanings given to such terms in the Lease Agreement.

Lessor accepts redelivery of the Aircraft under the Lease Agreement and waives any discrepancy between the physical condition of the Aircraft and that required by the Lease Agreement, subject to satisfaction by Lessor and Lessee of the items listed in Schedule 1, attached hereto. Lessee confirms that its indemnification obligations under the Lease Agreement shall survive the return of the Aircraft. Lessee will perform its obligations and agreements set forth in
Schedule 1. Upon payment of all amounts due and performance of all obligations contained in Schedule 1, attached hereto, Lessor and Lessee agree that all of Lessee's obligations (except for those indemnification obligations which survive the lease of return of the Aircraft pursuant to the terms of the Lease) pursuant to the Lease Agreement have been fulfilled.


                  (REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                                                       Certificate of Redelivery
                                                                          N806US


IN WITNESS WHEREOF, Lessor and Lessee have caused this Certificate of Redelivery and Agreement to be executed in their names, by their duly authorized officers or representatives, pursuant to due corporate authority, all as of the date written in Paragraph 1 above.

Lessor:               FIRST UNION NATIONAL BANK,
                      not in its individual capacity, but
                      solely as Owner Trustee


By:                   ____________________________________
                                    VICE PRESIDENT

Title:                ____________________________________




Lessee:              US AIRWAYS, INC.

By:                   ____________________________________

Title:                ____________________________________

                                   Schedule I


                     C-Check Labor(1)                      $182,500
                 Non-routine Maintenance                   $ 63,875
                 Open & Deferred Items(2)                  $ 24,612
                   KCN Upgrade Labor(3)                    $ 18,800
              Rent October l- November 14                  $291,878
     ______________________________________________________________
                        Total                              $579,665

     Payment payable by Lessee to Lessor at Redelivery    ($289,833)
     ______________________________________________________________
     Principal Amount of Note Payable by Lessee to
        Lessor at redelivery(4 &5)                         $289,833


1. Lessee to be first choice provider to all required materials/notables during C-Cheek. If lessee is unable to provide materials/notables in a timely fashion so as not to delay completion of the C-Check cost to be added to outstanding note payment. Invoice to be provided by 3rd party maintenance provider.

2. Lessee to be first choice provider for all required materials/notables during C-Check. If lessee is unable to provide materials/notables, cost to be added to outstanding note payment. Invoice to be provided by 3rd party maintenance provider.

3. Lessee will transfer KCN equipment to lessor upon delivery from Boeing. Lessee to pay for KCN equipment and transfer promptly to TIMCO.

4. Engines to be video borescoped per Prate & Whitney approved FOD inspection (Reference PW MM 72-00-00, p. 639 & p.646) at 3rd party location. Copy of the video borescope to be provided to lessee. Any subsequent FOD discovered as a result of the Pratt & Whitney Approved FOD Inspection, lessee is responsible for the associated cost of the specific FOD repair. Other non-FOD findings as a result of the inspection are net covered by this agreement.

5. Payment to begin 12 months from execution of this Certificate of Redelivery and Agreement and payable in equal monthly payments for 12 months.

         Interest on the Note will not accrue for 12 months & at the end of the 12th month interest accrual will begin at 7% per annum on the outstanding balance. Principal amount of the note payable will be increased by amounts payable to lessor under items 1-4 above. Lessee will at the request of lessor execute amendments to the Notes confirming such additions to the principal amount.

                  (REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]